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                                                                    Exhibit 10.8



                              CONSULTING AGREEMENT

                  THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of June 18, 1998 by and between MARINE TRANSPORT CORPORATION, a Delaware corporation ("NEW MTL"), and PAUL B. GRIDLEY ("Consultant").

                  WHEREAS, New MTL desires to retain the services of Consultant as a consultant to New MTL in order to benefit from Consultant's skills and abilities in connection with the operations of NEW MTL's shipping business; and

                  WHEREAS, Consultant desires to be retained by New MTL on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance on the representations, warranties, conditions and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Consulting Arrangement. (a) New MTL hereby agrees, subject to the terms and conditions set forth in this Agreement, to retain Consultant during the Term (as defined in Section 2) to serve as a consultant to New MTL and to perform such services as requested by New MTL from time to time, including, without limitation: (i) furnishing knowledge, advice and recommendations with respect to the shipping industry; and (ii) such other services reasonably related to the operation of the business of New MTL as requested by New MTL's Board of Directors, including visits to customers.

                  (b) Consultant hereby accepts such engagement and agrees to make himself available at reasonable times and locations (taking necessary account of Consultant's business commitments) to perform consulting services as reasonably requested by New MTL; provided, however, that (i) Consultant shall be given at least 48 hours prior written notice of the requested services; (ii) all such consulting services shall be rendered in such places as the parties may mutually agree; (iii) Consultant shall not be required to devote more than 3 days per month to the business of New MTL; and (iv) such services will not interfere with Consultant's other activities in any material way. All consulting services rendered to New MTL by Consultant shall be performed as an independent contractor, and Consultant shall not for any purpose be deemed to be an employee of New MTL.

                  Section 2. Term of Agreement. The term of this Agreement (the "Term") shall commence on the date hereof and, unless earlier terminated in accordance with this Agreement, shall end on the date that is two (2) years subsequent to the date hereof.
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                  Section 3. Compensation. During the Term, New MTL agrees to pay to Consultant a fee equal to $189,000 per annum (the "Consulting Fee"), such Consulting Fee to be payable in equal monthly installments on the first day of each month commencing on the first day of the full first month commencing immediately after the date hereof. Each such installment shall be less any amounts required to be withheld by New MTL from time to time under applicable laws and regulations then in effect. New MTL shall also reimburse Consultant for his reasonable expenses and costs actually incurred in providing services hereunder to New MTL; provided, however, that any expenses and costs shall be appropriately documented, shall be subject to prompt review and approval by a designee of New MTL's Board of Directors and shall be paid promptly (if approved). The parties acknowledge that from time to time Consultant may source transactions and investments for New MTL or its affiliates through Consultant's contacts or otherwise act as a transaction broker for or provide investment banking services to New MTL or its affiliates. To the extent that any such services are provided by Consultant to New MTL or any of its affiliates, the Consulting Fee shall be due and payable without diminution and Consultant and New MTL may agree that additional payment (in the form of cash or non-cash consideration) shall be made by New MTL or its affiliates in an amount or having an aggregate value which would be customary for an independent broker or advisor to charge in a comparable transaction.

                  Section 4. Termination. (a) Termination For Cause. New MTL may terminate its obligations under this Agreement at any time if Consultant:

                  (i) engages in any act which involves personal dishonesty or breach of fiduciary duty to, or the misappropriation by Consultant of any funds, properties or opportunities of, New MTL; or

                  (ii) is indicted or convicted of any felony (including fraud)

                  (b) Death or Disability. New MTL's obligations under this Agreement shall continue upon Consultant's death, disability or physical or mental illness regardless of Consultant's ability to perform his duties hereunder.

                  Section 6. Failure to Make Payments. If New MTL fails to make any payment required by Section 3 above, New MTL shall have seven (7) days from its receipt of written notice to cure such default. If New MTL shall have failed to cure such default within seven (7) days from the date New MTL receives such notice from Consultant, Consultant shall have the right to elect to declare all unpaid amounts payable pursuant to Section 3 of this Agreement to be immediately due and owing. If Consultant so elects, New MTL agrees to confess judgment for the unpaid amount, to pay interest on such unpaid amount from the date of notice of acceleration at the statutory rate provided under Section 5004 of the New York Civil Practice Law and Rules, and pay all attorney's fees, expenses and court costs incurred by Consultant and any of his beneficiaries, heirs or legal representatives in attempting to collect such amounts. Any election by Consultant to accelerate the payments under Section 3 of this



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Agreement must be made in writing within twenty (20) days of the end of the default cure period set forth above, and shall thereafter constitute Consultant's sole and exclusive remedy for such breach.

                  Section 7. No Solicitation of Employees. Consultant hereby represents and warrants that he has not solicited for employment or induced any person employed by New MTL to terminate employment during the sixty-day period preceding the date hereof.

                  Section 8. Covenant Not to Compete. During the Restricted Term (as defined below), Consultant will not (i) directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business directly competitive with that conducted by New MTL. This paragraph shall not per se bar Consultant from engaging in the shipping business unless directly competitive with the business of New MTL. For these purposes, Consultant's ownership of securities of a public company not in excess of 5% of any class of such securities shall not be considered to be competition with New MTL.

                  During the Restricted Term, Consultant agrees to refrain from interfering with the employment relationship between New MTL and its other employees and agrees to refrain from soliciting business (of a type New MTL does or may do) from any long term customer or joint venture partner of New MTL for himself or for any entity in which Consultant, but not New MTL, has an interest.

                  For the purposes hereof, "Restricted Term" shall mean the period commencing on the date hereof and continuing until the later of (i) one year from the date hereof or (ii) the date on which Consultant ceases to serve as a director of New MTL or any successor thereto.

                  It is the desire and intent of the parties that the provisions of this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 8 shall be adjudicated to be invalid or unenforceable, this Section 8 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 8 in the particular jurisdiction in which such adjudication is made.

                  Notwithstanding any provision of this Agreement to the contrary, the foregoing provisions of this Section 8 shall be of no force and effect if, and from the time that, Consultant's obligations to New MTL hereunder are terminated by New MTL in breach of this Agreement.

                  Section 9. Indemnification. New MTL shall indemnify, defend and hold Consultant harmless against all losses, expenses, claims, damages, liabilities or judgments, fines or amounts that are paid in settlement in connection with any claim, action, suit, proceeding or investigation (each a "Claim") based in whole or in part on the fact that



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Consultant is a consultant to New MTL or any of its subsidiaries or by reason of anything done or not done by such person in any such capacity whether pertaining to any matter existing or occurring at or prior to the date hereof or any acts or omissions occurring or existing at or prior to the date hereof and whether asserted or claimed prior to, at or after the date hereof, in each case to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"). New MTL shall pay expenses in advance of the final disposition of any such Claim to Consultant to the fullest extent permitted by the DGCL, upon receipt from Consultant of any undertaking to repay such advances required by Section 145(e) of the DGCL. If Consultant wishes to claim indemnification under this Section 9, upon learning of any Claim, Consultant shall notify New MTL (but the failure to so to notify shall not relieve New MTL from any liability which it may have under this Section 9, except to the extent that such failure materially prejudices New MTL), and shall deliver to New MTL, any undertaking required by Section 145(e) of the DGCL.

                  Without limiting the generality of the foregoing and unless New MTL assumes the defense thereof, in the event that any Claim is brought against Consultant: (i) Consultant may retain one counsel satisfactory to him with the consent of New MTL which consent shall not be unreasonably withheld or delayed; and (ii) New MTL shall pay all reasonable fees and expenses of such counsel for Consultant promptly as statements therefor are received, provided, however, that New MTL shall not be liable for settlement effected without its prior written consent, which consent shall not be unreasonably withheld.

                  If a Claim is made against Consultant, and Consultant claims indemnification for such Claim under this Section 9, New MTL shall be entitled to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof with counsel selected by New MTL. If New MTL assumes such defense, Consultant shall have the right to participate in the defense and to employ counsel, at Consultant's expense, separate from the counsel employed by New MTL, it being understood that New MTL shall control such defense. If New MTL so elects to assume the defense of any Claim, Consultant shall cooperate with New MTL in the defense or prosecution thereof. In no event will Consultant admit any liability with respect to, or settle, compromise or discharge, any Claim without New MTL's prior written consent, whether or not New MTL has assumed the defense thereof. Consultant will agree to any settlement, compromise or discharge of a Claim that New MTL may recommend and that by its terms obligates Consultant to pay the full amount of the liability in connection with such Claim (which liability shall be subject to indemnification under this Section 1.4) and releases Consultant completely in connection with such Claim and would not otherwise adversely affect Consultant.

                  New MTL agrees that the foregoing rights to indemnification, including provisions relating to advancement of expenses, existing in favor of Consultant with respect to matters through the date hereof shall remain in full force and effect for a period of not less than six years after the end of the Term; provided, however, that all rights to indemnification



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(including rights relating to advancement of expenses) in respect of any Claim asserted or made within such period shall continue until the disposition of such Claim.

                  Section 10. Confidentiality. Consultant acknowledges that he has had, and in the performance of consulting services hereunder may continue to have, access to Confidential Information (as hereinafter defined) of New MTL. Consultant agrees not to disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person (including Consultant), firm, association or other entity (other than New MTL or its affiliates) any Confidential Information. "Confidential Information" includes, but is not limited to, business methods, business policies, procedures, techniques, research or development projects or results, trade secrets (which Consultant agrees include New MTL's customer and prospective customer lists), pricing policies, business plans, computer software, intellectual property, and other such information not otherwise available to the general public, unless the information is disclosed to Consultant without confidential or proprietary restriction by New MTL or a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from New MTL. If any person (including any government employee) requests the disclosure or release of Confidential Information, Consultant shall (i) promptly notify New MTL of such request so that New MTL may pursue any available remedies to prevent the disclosure or release of such Confidential Information and (ii) furnish New MTL a copy of all written materials pertaining to such request for Confidential Information as New MTL shall deem appropriate.

                  Section 11. Arbitration. Any dispute arising under this Agreement between Consultant and New MTL, or any of their successors and/or assigns, shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then-current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of New York. The arbitration shall be conducted at the Association's regional office located in the New York City area by three independent arbitrators. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction.

                  Section 12. Benefits Terminated. Consultant acknowledges that he is not entitled to receive benefits from New MTL other than as set forth in
Section 3 of this Agreement.

                  Section 13. Miscellaneous.

                  (a) Assignment. This Agreement and all rights and obligations of New MTL hereunder may be assigned by New MTL to OMI Corp. without the prior written consent of Consultant. Otherwise, this Agreement or any interest herein shall not be assigned by any party hereto, except to the extent expressly provided herein, without the prior written consent of the other party.


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                  (b) Notices. Any notice or other communication required or permitted hereunder will be in writing and will be deemed sufficiently given only if delivered in person or sent by facsimile or telex and confirmed by registered mail (return receipt requested), postage prepaid, addressed as follows:

                  (i)      If to New MTL:

                           Marine Transport Corporation
                           1200 Harbor Boulevard
                           Weehawken, New Jersey 07087
                           Attention:  Richard T. du Moulin
                           Fax No.:  (201) 330-9645

                           with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, NY  10038
                           Attention:  Louis J. Bevilacqua, Esq.
                           Fax No.:   (212) 504-6666

                  (ii)     If to Consultant:

                           Paul B. Gridley
                           356 East 69th Street
                           New York, NY  10024
                           Fax No.:  ___________

or to such other address as the party may have specified in a notice duly given to the other party as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered, or, if mailed, faxed or telexed, on the date received.

                  (c) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  (d) Preservation of Intent. Should any provision of this Agreement be determined by a court having jurisdiction over the subject matter hereof to be illegal or in conflict with any applicable laws of any state or jurisdiction, the parties hereto agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.



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                  (e) Relationship of Parties. Nothing herein contained shall constitute the parties members of any partnership, joint venture, association, syndicate or other entity, or be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

                  (f) Third Party Beneficiaries. The terms and provisions of this Agreement are not intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns any rights or remedies, and such terms and provisions will be enforceable only by the parties hereto and their respective permitted successors and assigns; provided, however, that OMI Corp. shall be deemed a third party beneficiary of this Agreement.

                  (g) Entire Agreement. This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, commitments and representations in respect thereof between them, and no party shall be bound by any conditions, definitions, warranties, or representations with respect to the subject matter of this Agreement except as provided in this Agreement.

                  (h) Amendment. This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

                  (i) Remedies. The parties hereto recognize that the obligations of each of the parties under this Agreement are special and unique, and that, in the event of the breach of any such obligations by any party hereto, the other party shall be entitled in any proceeding brought hereunder, if it so elects, to obtain damages for such breach, or to enforce the specific performance thereof or to enjoin the breaching party from continuing such breach, but nothing herein contained shall be construed to prevent the election or invocation of any or all such remedies or any other remedy in case of any breach, as the party commencing any proceeding may elect or invoke.

                  (j) Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its choice of law doctrine.


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                  (m) Survival. The obligations and covenants of Consultant in
Section 7 and 9 hereof shall survive the expiration or earlier termination of the Term and shall survive thereafter unless otherwise expressly limited in duration hereunder.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.

                                    MARINE TRANSPORT CORPORATION


                                    By: /s/ Richard T. du Moulin
                                    ------------------------------------
                                        Name:  Richard T. du Moulin
                                        Title: CEO

                                      /s/  PAUL B. GRIDLEY
                                    ------------------------------------
                                      PAUL B. GRIDLEY